Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of NF Energy Saving Corporation of America (the "Company") on Form 10-KSB for the fiscal year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Li Hua Wang, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of December 31, 2007 and result of operations of the Company for the fiscal year ended December 31, 2007.

NF ENERGY SAVING CORPORATION OF AMERICA (Registrant)

Date: March 28, 2008	By:	/s/ Li Hua Wang
Li Hua Wang Chief Financial Officer